FOR IMMEDIATE RELEASE    CONTACT
Thursday, August 30, 2012        Kathleen Till Stange, Investor Relations Vice President
(515) 226-6780, Kathleen.TillStange@FBLFinancial.com

FBL Financial Group to Present at
Keefe, Bruyette & Woods Insurance Conference

West Des Moines, Iowa, August 30, 2012 - FBL Financial Group, Inc. (NYSE: FFG) today announced that James P. Brannen, Chief Executive Officer and Donald J. Seibel, Chief Financial Officer, will be presenting at the Keefe, Bruyette & Woods Insurance Conference in New York, NY on Thursday, September 6, 2012. They are scheduled to speak at 8:00 a.m. Eastern Time and will be discussing FBL Financial Group's financial results and business strategies. Investors may access the webcast and presentation slides on FBL's website at www.fblfinancial.com.

About FBL Financial Group. FBL Financial Group is a holding company whose purpose is to protect livelihoods and futures. Its primary operating subsidiary, Farm Bureau Life Insurance Company, underwrites and markets a broad range of life insurance and annuities to individuals and businesses, which are distributed by multiline exclusive Farm Bureau agents. In addition, FBL manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a fee. FBL Financial Group, headquartered in West Des Moines, Iowa, is traded on the New York Stock Exchange under the symbol FFG. For more information, please visit www.fblfinancial.com.

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